UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 7, 2010, the management and the Audit Committee of the Board of Directors of Generex Biotechnology Corporation (the “Company”) concluded that its unaudited consolidated financial statements included in its Quarterly Reports on Form 10-Q for the periods ended October 31, 2009 and January 31, 2010 should no longer be relied upon for the reason set forth below.

The Company did not properly calculate the derivative effect of certain warrants issued in connection with the March 31, 2008 private placement of 8% secured convertible notes and warrants (the “Warrants”).  The Company intends to file an amendment to the Form 10-Q for each of the periods ended October 31, 2009 and January 31, 2010 to make the necessary changes related to the Company’s treatment of the Warrants.

The Company intends to amend the financial statements for the quarterly periods ended October 31, 2009 and January 31, 2010 to account for the effects of Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (now codified as Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815, Derivatives and Hedging) effective as of August 1, 2009.

The quantitative impact of the adjustment would result in a decrease of net loss and basic loss per share from approximately $8.14 million to $5.14 million and $0.03 to $0.02, respectively for the three months ended October 31, 2009, an increase of net loss and basic loss per share from approximately $7.32 million to $9.29 million and $0.03 to $0.04, respectively for the three months ended January 31, 2010 and a decrease of net loss and basic loss per share from approximately $15.45 million to $14.27 million and $0.06 to $0.06, respectively for the six months ended January 31, 2010. The accounting entries do not impact cash, and there is no effect on the Company’s operating income (loss) or cash flows. The Company believes it is important to note that the adjustment does not relate to the Company’s revenues from operations.

The Company’s Audit Committee and management have discussed the matters in this Current Report Form 8-K with its auditors, MSCM LLP.

Forward-Looking Statements

This Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about the Company’s intention to restate its financial statements, the effects of the corrections discussed on future periods and the timing of filing of the Company’s restated financial statements, and statements containing the words “intends,” “will” and similar words.  The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others:  risks associated with timely completion of the audit on the Company’s prior financial statements to permit filing of restated financial statements before the deadline for the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2010.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by the Company with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. The Company cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when the Company will obtain regulatory approval for any “phase” of clinical trials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: June 11, 2010	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)